Exhibit 99.1

Magnite Announces Retirement of CFO David Day

Company Reaffirms Prior Expectations for Q1 & Full Year 2026

NEW YORK - April 20, 2026 - Magnite (Nasdaq: MGNI), the world’s largest independent sell-side advertising platform, today announced the retirement of David Day, Chief Financial Officer (CFO). To ensure a seamless transition, Mr. Day is expected to serve as CFO through September 30, 2026 and then as a special advisor through May 31, 2027. The Board of Directors has initiated a comprehensive search for a new CFO, which will include both external and internal candidates, and Mr. Day will actively participate in the process to find his successor.

“David has been an invaluable partner and a steady hand during a period of immense transformation for our company,” said Michael Barrett, CEO of Magnite. “From his early days helping lead Magnite’s predecessor, Rubicon Project, through its IPO, to his leadership over the last ten years as CFO, David’s financial stewardship has been essential in building the global leader we are today. We are grateful that he will continue to lead our finance organization as we conduct our search for his successor.”

“On behalf of the Board, I want to thank David for his extraordinary leadership during a period of significant growth for our company,” added Paul Caine, Chairman of the Board of Directors. “His strategic vision was instrumental in evolving our financial foundation to meet the demands of our dynamic industry.”
Mr. Day has been a cornerstone of Magnite’s leadership team, overseeing the company’s global financial operations, including planning, accounting, reporting, financial systems, tax, treasury, and investor relations. His tenure is marked by the pivotal 2020 merger between Rubicon Project and Telaria, and acquisition of SpotX and SpringServe, where he played a critical role in the financing, integration and the subsequent scaling of the unified Magnite brand.
“It has been an incredible journey to help lead Magnite through such a dynamic era of growth," said David Day. “I am immensely proud of the company we have built, our world class finance team, and the Company’s robust financial position, which leaves me more confident than ever in Magnite’s long-term success. My priority over the coming months is to ensure that our momentum continues uninterrupted, and to assist Michael and the Board in identifying the right CFO to help lead Magnite into the future.”
Prior to his role at Magnite, Mr. Day held executive roles at several high-growth technology companies including Overture Services, Yahoo! Search Marketing, Spot Runner and ReachLocal. Mr. Day began his career in public accounting with Arthur Andersen and PricewaterhouseCoopers, including an overseas assignment in Frankfurt, Germany.

Magnite reaffirms its expectations for Q1 and full year 2026, as disclosed in the company’s Q4 2025 earnings release on February 25, 2026.

About Magnite
We’re Magnite (NASDAQ: MGNI), the world’s largest independent sell-side advertising company. Publishers use our technology to monetize their content across all screens and formats including CTV, online video, display, and audio. The world’s leading agencies and brands trust our platform to access brand-safe, high-quality ad inventory and execute billions of advertising transactions each month. Anchored in bustling New York City, sunny Los Angeles, mile high Denver, historic London, colorful Singapore, and down under in Sydney, Magnite has offices across North America, EMEA, LATAM, and APAC.

Forward-Looking Statements
This press release contains forward-looking statements, including statements concerning the Company’s CFO succession plan as well as statements concerning the Company’s guidance or expectations with respect to future financial performance. Forward-looking statements are based on assumptions and estimates, and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements, including factors identified under the caption “Risk Factors” in filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements are not guarantees of future performance or events and investors are cautioned not to place undue reliance on any forward-looking statement. Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, the company disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
Media Contact:
Charlstie Veith
516.300.3569
cveith@magnite.com

Investor Contact:
Nick Kormeluk
949.500.0003
nkormeluk@magnite.com